PROMISSORY NOTE

$2,405,000                                                      January 20, 1996

      For value received, TECLink, Inc. (hereinafter referred to as the "Borrower") promises to pay to the order of Promo Tel, Inc. (hereinafter referred to as the "Company"), or Order, the principal sum of Two Million Four Hundred Five Thousand and no/100 Dollars ($2,405,000) with interest thereon from August 1, 1996, until paid, at the rate per annum of six percent (6%).

      Principal and interest shall be payable as follows:

            Two Hundred Fifty Thousand Dollars ($250,000) to be paid within ten
            (10) days of completion of the private placement of securities of the Borrower with the balance of principal and interest to be paid upon completion of the public offering of securities of the Borrower, provided, however, that if either or both payments have not been made as specified above, then all principal and interest shall be due and payable on June 30, 1997.

      Payment is not deemed made until the funds are collected and made available to the Company. If payment is not made when due, the Company, at its option, may declare this Note in default as set out below.

      This Note is secured by a Security Agreement of even date herewith.

      The Borrower shall be in default on this Note and any agreement securing this Note if any one or more of the following occurs (hereinafter referred to as "Default"):

      (a)   If the Borrower fails to make payment when due or in the amount due;

      (b) If the Borrower fails to keep any promise contained in this Note, the Security Agreement or any other written agreement with the Company;

      (c) If the Borrower makes any misrepresentation or provides any financial information as required by any agreement with the Company that is untrue at the time it was made or provided;

      (d)   If the Borrower liquidates or dissolves;

      (e) If the Borrower should file any voluntary petition in bankruptcy or if any bankruptcy or insolvency proceedings be commenced against the Borrower.

      In the event of Default, the Company: may, without notice, accelerate the due date of the Note, and make all unpaid principal, interest and all other agreed charges immediately payable; may use any remedy it may have under state or federal law; and/or may use any remedy provided to it under the Security Agreement.

      The Borrower may prepay the Note in full or in part at any time. Any payments made hereunder shall first be applied to interest on the unpaid principal balance at the rate herein specified and then to principal.

      No waiver of any right by the Company shall be effective, unless in writing and signed by the Company. No delay by the Company in the exercise of any right shall affect such right, nor preclude future exercise of such or similar rights. As used herein, the term "Company" shall be deemed to include its successors and assigns and transferees, endorsees or future holders of this Note.

      The Borrower agrees to pay all costs of collection, including, but not limited to, reasonable attorney's fees for the services of counsel employed after maturity or Default to collect this note or any portion of the indebtedness herein described.

      The Borrower and any guarantor, surety endorser or other party who may now or in the future be liable for payment of this note hereby waive notice of and consent to any and all extensions of this note or any part hereof without notice, and hereby waive presentment for payment, demand, protest and notice of demand, protest and non-payment.

      This note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

      Company acknowledges that this note shall bear no interest from January 20, 1996 until August 1, 1996.

      IN WITNESS WHEREOF, the Borrower has caused its authorized officer to execute this note on this 23rd day of July, 1996, to be effective commencing on the day and year above written.

                                         TECLINK, INC.


                                         By: /s/ William G. Stark
                                             ----------------------------------
                                         Name/Title: William G. Stark/President

[Letterhead of TecLink]

August 29, 1996

Mr. Frank Magliato
Promo Tel, Inc.
500 Fifth Ave, Ste 424
New York, NY 10110

Dear Frank,

Attached is an amended payment schedule for the $2,405,000 note payable between TECLink, Inc. and Promo Tel, Inc. The amended schedule provides for recognizing a payment of $100,000 to Promo Tel, Inc. on January 29, 1996 as a payment against the note. The deposit of $50,000 on February 16, 1996 is applied against the purchase price of the assets as stated in the purchase agreement. The amended schedule provides for a payment of $250,000 within ten (10) days of closing our Private Placement Offering, on or about October 10, 1996. It provides for an additional note payment of $1,000,000 at the time of the closing of our Initial Public Offering, anticipated for on or about December 31, 1996. The remaining balance plus accrued interest would be made in equal monthly payments of $49,171.85 beginning January 31, 1997 through December 31, 1998. As stated in the original note, interest would accrue at 6% per annum beginning August 1, 1996. I've also attached a schedule which discounts the note for book purposes.

Please acknowledge agreement with the amended payment schedule as outlined above and shown on the attached schedule by signing below and returning a signed copy to me for my records.


Sincerely,


/s/ Suzanne J. Wilkinson

Suzanne J. Wilkinson, C.P.A.
Chief Financial Officer

Promo Tel, Inc. agrees to amended the payment terms of the $2,405,000 Promissory Note executed by TECLink, Inc. to Promo Tel, Inc., to reflect the payment terms as outlined above and as shown in the attached payment schedule.


/s/ Frank Magliato                              9/5/96
-----------------------------                   --------------
Frank Magliato, President                       Date
Promo Tel, Inc.

                                 TECLink, Inc.
                        Note Payable to Promo Tel, Inc.

                    Actual Payment Schedule per Amended Note

                                                                                               6.00%
              Beginning                                     Ending    Number     Interest     Interest     Accrued         Total
   Date        Balance     Additions        Payments        Balance   of Days    Expense      Payments     Interest       Payments
------------------------------------------------------------------------------------------------------------------------------------
  1/20/96              -  2,455,000.00                   2,455,000.00                                                              -
  1/29/96   2,455,000.00                  (100,000.00)   2,355,000.00     9                                             (100,000.00)
  2/16/96   2,355,000.00                   (50,000.00)   2,305,000.00    18                                              (50,000.00)
  2/29/96   2,305,000.00                                 2,305,000.00    13                                                        -
  3/31/96   2,305,000.00                                 2,305,000.00    31                                                        -
  4/30/96   2,305,000.00                                 2,305,000.00    30                                                        -
  5/31/96   2,305,000.00                                 2,305,000.00    31                                                        -
  6/30/96   2,305.000.00                                 2,305,000.00    30                                                        -
------------------------------------------------------------------------------------------------------------------------------------
  7/31/96   2,305,000.00                                 2,305,000.00    31                                                        -
  8/31/96   2,305,000.00                                 2,305,000.00    31     11,746.03                  11,746.03               -
  9/30/96   2,305,000.00                                 2,305,000.00    30     11,367.12                  23,113.15               -
------------------------------------------------------------------------------------------------------------------------------------
 10/10/96   2,305,000.00                  (250,000.00)   2,055,000.00    10      3,789.04                  26,902.19    (250,000.00)
 10/31/96   2,055,000.00                                 2,055,000.00    21      7,093.97                  33,996.16               -
 11/30/96   2,055,000.00                                 2,055,000.00    30     10,134.25                  44,130.41               -
 12/31/96   2,055,000.00     54,602.47  (1,000,000.00)   1,109,602.47    31     10,472.05    (54,602.47)      (0.00)  (1,000,000.00)
------------------------------------------------------------------------------------------------------------------------------------
  1/31/97   1,109,602.47                   (43,517.44)   1,066,085.03    31      5,654.41     (5,654.41)      (0.00)     (49,171.85)
  2/28/97   1,066,085.03                   (44,264.94)   1,021,820.09    28      4,906.91     (4,906.91)      (0.00)     (49,171.85)
  3/31/97   1,021,820.09                   (43,964.77)     977,855.33    31      5,207.08     (5,207.08)      (0.00)     (49,171.85)
------------------------------------------------------------------------------------------------------------------------------------
  4/30/97     977,855.33                   (44,349.55)     933,505.78    30      4,822.30     (4,822.30)      (0.00)     (49,171.85)
  5/31/97     933,505.78                   (44,414.81)     889,090.97    31      4,757.04     (4,757.04)      (0.00)     (49,171.85)
  6/30/97     889,090.97                   (44,787.29)     844,303.68    30      4,384.56     (4,384.56)      (0.00)     (49,171.85)
------------------------------------------------------------------------------------------------------------------------------------
  7/31/97     844,303.68                   (44,869.37)     799,434.31    31      4,302.48     (4,302.48)      (0.00)     (49,171.85)
  8/31/97     799,434.31                   (45,098.02)     754,336.29    31      4,073.83     (4,073.83)      (0.00)     (49,171.85)
  9/30/97     754,336.29                   (45,451.84)     708,884.45    30      3,720.01     (3,720.01)      (0.00)     (49,171.85)
------------------------------------------------------------------------------------------------------------------------------------
 10/31/97     708,884.45                   (45,559.45)     663,325.00    31      3,612.40     (3,612.40)      (0.00)     (49,171.85)
 11/30/97     663,325.00                   (45,900.66)     617,424.34    30      3,271.19     (3,271.19)      (0.00)     (49,171.85)
 12/31/97     617,424.34                   (46,025.52)     571,398.82    31      3,146.33     (3,146.33)      (0.00)     (49,171.85)
------------------------------------------------------------------------------------------------------------------------------------
  1/31/98     571,398.82                   (46,260.06)     525,138.75    31      2,911.79     (2,911.79)      (0.00)     (49,171.85)
  2/28/98     525,138.75                   (46,754.77)     478,383.98    28      2,417.08     (2,417.08)      (0.00)     (49,171.85)
  3/31/98     478,383.98                   (46,734.06)     431,649.92    31      2,437.79     (2,437.79)      (0.00)     (49,171.85)
------------------------------------------------------------------------------------------------------------------------------------
  4/30/98     431,649.92                   (47,043.17)     384,606.76    30      2,128.68     (2,128.68)      (0.00)     (49,171.85)
  5/31/98     384,606.76                   (47,211.94)     337,394.82    31      1,959.91     (1,959.91)      (0.00)     (49,171.85)
  6/30/98     337,394.82                   (47,507.99)     289,886.84    30      1,663.86     (1,663.86)      (0.00)     (49,171.85)
------------------------------------------------------------------------------------------------------------------------------------
  7/31/98     289,886.84                   (47,694.62)     242,192.22    31      1,477.23     (1,477.23)      (0.00)     (49,171.85)
  8/31/98     242,192.22                   (47,937.66)     194,254.55    31      1,234.19     (1,234.19)      (0.00)     (49,171.85)
  9/30/98     194,254.55                   (48,213.88)     146,040.67    30        957.97       (957.97)      (0.00)     (49,171.85)
------------------------------------------------------------------------------------------------------------------------------------
 10/31/98     146,040.67                   (48,427.64)      97,613.03    31        744.21       (744.21)      (0.00)     (49,171.85)
 11/30/98      97,613.03                   (48,690.47)      46,922.56    30        481.38       (481.38)      (0.00)     (49,171.85)
 12/31/98      46,922.56                   (48,922.56)           0.00    31        249.30       (249.30)      (0.00)     (49,171.86)
         ---------------------------------------------------------------------------------------------------------------------------
Totals                    2,509,602.47  (2,509,602.47)                         125,124.41   (125,124.41)              (2,580,124.41)

                                  TECLink, Inc.
                        Note Payable to Promo Tel, Inc.

                                                  Balances for General Ledger
                25000           25001                                     80000       25000         25001
              ----------------------------------------                             ---------------------------------------
                          Beginning Balance                              3.595156%             Ending Balance
              ----------------------------------------                             ---------------------------------------
                Gross          Discount       Net                        Interest     Gross        Imputed        Net
    Date         Note          on Note        Note         Payments      Expense      Note         Interest       Note
--------------------------------------------------------------------------------------------------------------------------
    1/20/96   2,580,124.41  (125,124.41)  2,455,000.00          --          --     2,580,124.41 (125,124.41)  2,455,000.00
    1/29/96   2,580,124.41  (125,124.41)  2,455,000.00   (100,000.00)    2,287.22  2,480,124.41 (122,837.19)  2,357,287.22
    2/16/96   2,480,124.41  (122,837.19)  2,357,287.22    (50,000.00)    4,397.14  2,430,124.41 (118,440.05)  2,311,684.36
    2/29/96   2,430,124.41  (118,440.05)  2,311,684.36          --       3,111.69  2,430,124.41 (115,328.36)  2,314,796.05
    3/31/96   2,430,124.41  (115,328.36)  2,314,796.05          --       7,420.19  2,430,124.41 (107,908.17)  2,322,216.24
    4/30/96   2,430,124.41  (107,908.17)  2,322,216.24          --       7,180.83  2,430,124.41 (100,727.34)  2,329,397.07
    5/31/96   2,430,124.41  (100,727.34)  2,329,397.07          --       7,420.19  2,430,124.41  (93,307.15)  2,336,817.26
    6/30/96   2,430,124.41   (93,307.15)  2,336,817.26          --       7,180.83  2,430,124.41  (86,126.32)  2,343,998.09
--------------------------------------------------------------------------------------------------------------------------
    7/31/96   2,430,124.41   (86,126.32)  2,343,998.09          --       7,420.19  2,430,124.41  (78,706.13)  2,351,418.28
    8/31/96   2,430,124.41   (78,706.13)  2,351,418.28          --       7,420.19  2,430,124.41  (71,285.94)  2,358,838.47
    9/30/96   2,430,124.41   (71,285.94)  2,358,838.47          --       7,180.83  2,430,124.41  (64,105.11)  2,366,019.30
--------------------------------------------------------------------------------------------------------------------------
   10/10/96   2,430,124.41   (64,105.11)  2,366,019.30   (250,000.00)    2,393.61  2,180,124.41  (61,711.50)  2,118,412.91
   10/31/96   2,180,124.41   (61,711.50)  2,118,412.91          --       4,509.47  2,180,124.41  (57,202.03)  2,122,922.38
   11/30/96   2,180,124.41   (57,202.03)  2,122,922.38          --       6,442.10  2,180,124.41  (50,759.93)  2,129,364.48
   12/31/96   2,180,124.41   (50,759.93)  2,129,364.48 (1,000,000.00)    6,656.83  1,180,124.41  (44,103.10)  1,136,021.31
--------------------------------------------------------------------------------------------------------------------------
    1/31/97   1,180,124.41   (44,103.10)  1,136,021.31    (49,171.85)    3,603.42  1,130,952.56  (40,499.68)  1,090,452.88
    2/28/97   1,130,952.56   (40,499.68)  1,090,452.88    (49,171.85)    3,119.09  1,081,780.71  (37,380.59)  1,044,400.12
    3/31/97   1,081,780.71   (37,380.59)  1,044,400.12    (49,171.85)    3,303.13  1,032,608.86  (34,077.46)    998,531.40
--------------------------------------------------------------------------------------------------------------------------
    4/30/97   1,032,608.86   (34,077.46)    998,531.40    (49,171.85)    3,051.28    983,437.01  (31,026.18)    952,410.83
    5/31/97     983,437.01   (31,026.18)    952,410.83    (49,171.85)    3,002.85    934,265.16  (28,023.33)    906,241.83
    6/30/97     934,265.16   (28,023.33)    906,241.83    (49,171.85)    2,760.68    885,093.31  (25,262.65)    859,830.66
--------------------------------------------------------------------------------------------------------------------------
    7/31/97     885,093.31   (25,262.65)    859,830.66    (49,171.85)    2,702.56    835,921.46  (22,560.09)    813,361.37
    8/31/97     835,921.46   (22,560.09)    813,361.37    (49,171.85)    2,552.42    786,749.61  (20,007.67)    766,741.94
    9/30/97     786,749.61   (20,007.67)    766,741.94    (49,171.85)    2,324.78    737,577.76  (17,682.89)    719,894.87
--------------------------------------------------------------------------------------------------------------------------
   10/31/97     737,577.76   (17,682.89)    719,894.87    (49,171.85)    2,252.13    688,405.91  (15.430.76)    672,975.15
   11/30/97     688,405.91   (15,430.76)    672,975.15    (49,171.85)    2,034.19    639,234.06  (13,396.57)    625,837.49
   12/31/97     639,234.06   (13,396.57)    625,837.49    (49,171.85)    1,951.85    590,062.21  (11,444.72)    578,617.49
--------------------------------------------------------------------------------------------------------------------------
    1/31/98     590,062.21   (11,444.72)    578,617.49    (49,171.85)    1,801.71    540,890.36   (9,643.01)    531,247.35
    2/28/98     540,890.36    (9,643.01)    531,247.35    (49,171.85)    1,491.74    491,718.51   (8,151.27)    483,567.24
    3/31/98     491,718.51    (8,151.27)    483,567.24    (49,171.85)    1,501.42    442,546.66   (6.649.85)    435,896.81
--------------------------------------------------------------------------------------------------------------------------
    4/30/98     442,546.66    (6,649.85)    435,896.81    (49,171.85)    1,307.69    393,374.81   (5,342.16)    388,032.65
    5/31/98     393,374.81    (5,342.16)    388,032.65    (49,171.85)    1,201.14    244,202.96   (4,141.02)    340,061.94
    6/30/98     344,202.96    (4,141.02)    340,061.94    (49,171.85)    1,017.09    295,031.11   (3,123.93)    291,907.18
--------------------------------------------------------------------------------------------------------------------------
    7/31/98     295,031.11    (3,123.93)    291,907.18    (49,171.85)      900.85    245,859.26   (2,223.08)    243,636.18
    8/31/98     245,859.26    (2,223.08)    243,636.18    (49,171.85)      750.71    196,687.41   (1,472.37)    195,215.04
    9/30/98     196,687.41    (1,472.37)    195,215.04    (49,171.85)      581.20    147,515.56     (891.17)    146,624.39
--------------------------------------------------------------------------------------------------------------------------
   10/31/98     147,515.56      (891.17)    146,624.39    (49,171.85)      450.43     98,343.71     (440.74)     97,902.97
   11/30/98      98,343.71      (440.74)     97,902.97    (49,171.85)      290.60     49,171.86     (150.14)     49,021.72
   12/31/98      49,171.86      (150.14)     49,021.72    (49,171.86)      150.14          0.00        0.00           0.00
           ---------------------------------------------------------------------------------------------------------------
Totals                                                 (2,580,124.41)  125,124,41

               Current        Long Term
    Date       Portion         Portion
------------------------------------------
    1/20/96
    1/29/96
    2/16/96
    2/29/96  1,270,395.93   1,044,400.12
    3/31/96  1,323,684.84     998,531.40
    4/30/96  1,376,986.24     952,410.83
    5/31/96  1,430,575.43     906,241.83
    6/30/96  1,484,167.43     859,830.66
------------------------------------------
    7/31/96  1,538,056.91     813,361.37
    8/31/96  1,592,096.53     766,741.94
    9/30/96  1,646,124.43     719,894.87
------------------------------------------
   10/10/96
   10/31/96  1,449,947.23     672,975.15
   11/30/96  1,503,526.99     625,837.49
   12/31/96    557,403.82     578,617.49
------------------------------------------
    1/31/97    559,205.53     531,247.35
    2/28/97    560,832.88     483,567.24
    3/31/97    562,634.59     435,896.81
------------------------------------------
    4/30/97    564,378.18     388,032.65
    5/31/97    566,179.89     340,061.94
    6/30/97    567,923.48     291,907.18
------------------------------------------
    7/31/97    569,725.19     243,636.18
    8/31/97    571,526.90     195,215.04
    9/30/97    573,270.48     146,624.39
------------------------------------------
   10/31/97    575,072.18      97,902.97
   11/30/97    576,815.77      49,021.72
   12/31/97    578,617.49           0.00
------------------------------------------
    1/31/98    531,247.35           --
    2/28/98    483,567.24           --
    3/31/98    435,896.81           --
------------------------------------------
    4/30/98    388,032.65           --
    5/31/98    340,061.94           --
    6/30/98    291,907.18           --
------------------------------------------
    7/31/98    243,636.18           --
    8/31/98    195,215.04           --
    9/30/98    146,624.39           --
------------------------------------------
   10/31/98     97,902.97           --
   11/30/98    -49,021.72           --
   12/31/98          0.00           --
           -------------------------------
Totals

The total amount of each payment should be charged to general ledger 25000 A monthly journal entry should be made to charge interest expense (G/L 80000) and credit discount (G/L 25001) according to the above schedule.


                                    8/28/96

                BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

      This Bill of Sale, Assignment and Assumption Agreement ("Bill of Sale") is made and entered into by and between TECLink, Inc. (the "Buyer") and Promo Tel, Inc. (the "Seller") on this 23rd day of July, 1996, to be effective as of January 20, 1996 (the "Effective Date").

                                  WITNESSETH:

      WHEREAS, Seller is a party to that certain Agreement for Purchase and Sale of Assets by and between Seller and Buyer dated July 23, 1996, which is to be effective for all purposes as of the Effective Date (the "Agreement"); and

      WHEREAS, Seller, pursuant to the Agreement, desires to sell, assign, transfer, convey and deliver to Buyer, as of the Effective Date the property as more fully described on Exhibit A (the "Subject Property") attached hereto and made a part hereof.

      WHEREAS, the Seller and Buyer believe that it is in the mutual interest to enter into this Bill of Sale;

      NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and in the Agreement, the parties hereto agree as follows:

      1. As of the Effective Date, Seller hereby assigns, grants, conveys, transfers and delivers unto Buyer, and Buyer's successors and assigns, all of Seller's right, title and interest in the Subject Property, free and clear of all liens and encumbrances, except for trade payables incurred in the ordinary course of business and certain payments for software licenses and rights of use which are part of the Subject Property, as set forth in the Agreement.

      2. Seller covenants that it will execute such further documentation as is necessary to fully effectuate the transfer of title to the Subject Property to Buyer.

      3. Seller hereby transfers to the fullest extent allowed by law or contract any and all existing warranty rights to the Subject Property which Seller may have against vendors and agrees to fully cooperate and assist Buyer in making any warranty claims that may be available to Buyer with respect to the Subject Property.

      4. After execution hereof, Seller and Buyer will take all appropriate action and execute other documents, instruments or conveyances which may be reasonably necessary to carry out any of the provisions of the Agreement.

      5. This Agreement shall be governed by and interpreted by the laws of the State of Mississippi.'

      6. All covenants and agreements contained in this Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties, whether so expressed or not.

      7. This Agreement may be executed in one or more counterparts any one of which may not contain the signatures of more than one party but all of which are taken together shall constitute one in the same agreement.

SELLER:                                      BUYER:

PROMO TEL, INC.                              TECLINK, INC.


By: /s/ Frank C. Magliato                    By: /s/ William G. Stark
    ----------------------                       ------------------------
Name: Frank C. Magliato                      Name: William G. Stark
Title: President                             Title: President

                               SECURITY AGREEMENT

      THIS SECURITY AGREEMENT is made this 23rd day of July, 1996, is made and entered into by Promo Tel, Inc. ("Creditor") and TECLink, Inc. ("Debtor") with an effective date of January 20, 1996 (the "Effective Date").

      WHEREAS, Debtor is indebted to Creditor in the principal amount of $2,405,000 pursuant to that certain promissory note dated as of the Effective Date (the "Note").

      NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I.
                               SECURED OBLIGATIONS

      This Security Agreement is given to secure the due and punctual payment of the amounts owing under the Note and any other extensions of credit to Debtor by Creditor and the due and punctual performance of all other obligations under this Security Agreement, together with any extensions and renewals of the foregoing obligations (collectively the "Secured Obligations").

                                   ARTICLE II.
                                SECURITY INTEREST

      As security for the due and punctual payment and satisfaction of the Secured Obligations, Debtor hereby assigns to Creditor and grants to Creditor a continuing security interest in the following property of Debtor, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located: (a) all accounts and all goods whose sale, lease or other disposition by Debtor has given rise to accounts; (b) all chattel paper, instruments, documents, general intangibles and contract rights, including, without limitation, all patents, patent applications, trademarks, trademark applications, tradenames, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, security interests, security deposits and any rights to indemnification; (c) all inventory; (d) all goods (other than inventory), including, without limitation, equipment, vehicles and fixtures; (e) all deposits and cash and any other property of Debtor; and (f) all additions and accessions to, substitutions for, and replacements, products and proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of Debtor's books and records relating to any of the foregoing and to Debtor's business.

                                  ARTICLE III.
                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS

      Debtor hereby represents, warrants and agrees to and with Creditor as follows:

            (a) Debtor has title to the Collateral and has the corporate power and authority to assign and convey the same to Creditor. The security interest in the Collateral granted to Creditor herein is a first-priority security interest in and encumbrance on all rights, title and interest of Debtor in and to the Collateral;

            (b) All books and records concerning the Collateral are located at 700 S. West Street, Jackson, Mississippi 39201.

            (c) Debtor will take or cause to be taken all necessary and appropriate action to protect and preserve the value of and its rights, title and interest in and to the Collateral and its proceeds, including, without limitation, payment of all taxes, fees, assessments, insurance premiums and other charges that may be imposed on or relate to the Collateral. Debtor will maintain all Collateral in as good a condition as existing on the date hereof subject to reasonable wear and tear;

            (d) Debtor will not, without the prior written consent of Creditor, sell, lease, or assign (other than in the ordinary course of business) any of the Collateral or create or permit to exist any lien on or security interest in any Collateral to or in favor of anyone other than Creditor;

            (e) Debtor will provide 30 days prior written notice to Creditor of any change in, addition to, or discontinuance of Debtor's principle place of business, the location of the Collateral, or the location of Debtor's books and records pertaining to the Collateral;

            (f) So long as any liability to Creditor is outstanding, Debtor will not borrow from anyone or pledge or grant any security interest in any of its properties or assets, directly or indirectly, to anyone except Creditor or permit any lien or encumbrance to attach to any of the Collateral, and Debtor will not issue or authorize the issuance of any stock or other equity interest in Debtor without the prior written consent of Creditor, which consent, if granted, may be conditioned upon prepayment of principal in an amount equal to the full proceeds from any offering and issuance of additional stock or other equity participations;

            (g) Debtor warrants to Creditor that Debtor has full power and authority to enter into this Security Agreement and the transaction contemplated hereby and all corporate and, if required, shareholder, action has been taken to authorize the officers or officer executing this Security Agreement, and the Note secured hereby, to bind the corporation and that Debtor will execute any further assurances, instruments, financing statements, continuation statements and other documents necessary or desirable to perfect and continue the perfection of a prior first lien security interest in the Collateral; and

            (h) Regarding Collateral which is equipment, in the event that there shall be filed, perfected, or sought to be enforced in the future any statutory or common law lien in favor of landlords, materialmen, mechanics, laborers, warehousemen or other storers of property, Debtor shall promptly discharge such lien in a manner that results in Creditor having a first and prior lien on and security interest in the Collateral.

                                   ARTICLE IV.
                                EVENTS OF DEFAULT

      Debtor shall be in default under this Agreement: (a) when it has made any material misrepresentation in connection with or has failed to pay or perform any of its obligations, agreements or affirmations under this Agreement or the Note; (b) when any event occurs which results in acceleration of the maturity of the indebtedness of Debtor under any agreement with any person, including the Note; or (c) upon the dissolution, termination of existence or business failure of Debtor, or the appointment of a receiver for any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding in bankruptcy or insolvency by or against Debtor; or (d) when Creditor in good faith deems itself insecure and its prospect of payment impaired.

                                   ARTICLE V.
                     CREDITOR'S RIGHTS EXCLUSIVE OF DEFAULT

      Debtor agrees that during the term of this Security Agreement Creditor shall be entitled to exercise any or all of the following rights:

            (a) Creditor may enter upon Debtor's premises, or wherever the Collateral may be (subject to the rights of the owner of premises not owned or controlled by Debtor to condition or prevent such entry) at any reasonable time to inspect the Collateral and to inspect the books and records pertaining to the Collateral, and Debtor shall assist Creditor in making any such inspection;

            (b) At its option, Creditor may (but shall not be obligated to) from time to time (i) discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral, (ii) perform any other agreement of Debtor hereunder that Debtor shall fail to perform and take any other reasonable action that Creditor deems necessary for the maintenance or preservation of any of the Collateral or its interest therein. Debtor agrees to reimburse Creditor within ten (10) days of demand for any payment made or reasonable expenses incurred by Creditor pursuant to the foregoing authorization.

                                   ARTICLE VI.
                               REMEDIES ON DEFAULT

      Upon the occurrence of an Event of Default as described in Article IV hereof, Creditor may, in its sole discretion (i) declare all of the Secured Obligations to be immediately due and payable, (ii) proceed immediately to exercise any and all of Creditor's rights, powers and privileges with respect to the Collateral, including, without limitation, the right to repossess or sell or otherwise dispose of the Collateral or any part thereof in such manner as Creditor in its sole discretion may choose, or (iii) exercise any other right or remedy available to Creditor under the applicable Uniform Commercial Code or otherwise available by agreement, at law or in equity. All rights and remedies specified herein are cumulative and are in addition to such other rights and remedies as are available to Creditor. Debtor agrees, upon request by Creditor, to assemble the Collateral at a location reasonably convenient to Creditor and to make such Collateral available to Creditor. Debtor authorizes Creditor upon the occurrence of an Event of Default to enter the premises where the Collateral is located and to take possession of and remove any such Collateral without further notice or demand and without institution of legal proceedings. Any requirement imposed by law for reasonable notification of any intended disposition of the Collateral shall be deemed reasonably and properly made if given in accordance with the provisions of Section 9.10 hereof at least ten (10) days prior to any public sale of the Collateral or the time after which any private sale or other intended disposition of the Collateral is to be made.

                                  ARTICLE VII.
                             APPLICATION OF PROCEEDS

      The proceeds from the sale of or other realization on the Collateral pursuant to Article VI hereof shall be applied as follows:

            (a) First, to the payment of all costs and expenses incurred by Creditor in connection with such sale or other realization including, without limitation, reasonable attorneys fees and all reasonable court costs and to the repayment of all advances by Creditor hereunder for the account of Debtor and the payment of all reasonable costs and expenses paid or incurred by Creditor in connection with this Security Agreement or in the exercise of any right or remedy hereunder, to the extent that such advances, costs and expenses shall not have been previously paid to Creditor upon its demand to Debtor therefor;

            (b) Second, to the payment in full of the Note, including both principal and interest accrued to the date of payment;

            (c) Third, to Creditor in payment in full of any remaining Secured Obligations; and

            (d) Fourth, to Debtor or to the person or entity legally entitled thereto.

                                  ARTICLE VIII.
                                  MISCELLANEOUS

      9.1 Financing Statements and Power of Attorney. Debtor irrevocably hereby makes, constitutes and appoints Creditor as Debtor's true and lawful attorney in fact to execute such financing statements, documents and other agreements and instrument and to do such other things and acts as may be necessary to preserve and perfect Creditor's security interest in the Collateral. Upon payment in full of the Secured Obligations and the termination of this Security Agreement, Creditor shall execute and deliver to Debtor such termination statements as Debtor shall reasonably request.

      9.2 Termination of Agreement. Debtor may terminate this Security Agreement and Creditor shall release its security interest in the Collateral upon the payment in full of all of the Secured Obligations.

      9.3 Survival of Representations and Warranties. All representations and warranties contained herein or made by or furnished on behalf of Debtor in connection herewith shall survive the execution and delivery of this Security Agreement.

      9.4 Modification. No modification, amendment or alteration of any provision of this Security Agreement shall be effective unless contained in a written agreement signed by the parties hereto, and then such modification, amendment or alteration shall be effective only in the specific instances and for the specific purposes for which given.

      9.5 Successors and Assigns. This Security Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, Creditor shall have no right to assign its rights or obligations hereunder to any person or entity.

      9.6 Further Assurances. Upon the request of Creditor, Debtor shall duly execute and deliver, at the cost and expense of Debtor, such further instruments as may be necessary or proper, in the judgment of Creditor, to carry out the provisions and purposes of this Security Agreement or to perfect, protect and preserve the security interest of Creditor in the Collateral or in any portion thereof.

      9.7 Time of Essence. Time is of the essence in interpreting and performing this Security Agreement.

      9.8 Costs of Enforcement. Debtor will pay to Creditor all reasonable costs and expenses, including attorney's fees, necessary for the enforcement of any of the provision of this Security Agreement.

      9.9 No Waiver. No delay or failure on the part of Creditor in the exercise of any right, power or privilege under this Security Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of such right, power or privilege shall preclude the further exercise of such right, power or privilege or the exercise of any other right, power or privilege. No waiver shall be valid against Creditor unless made in writing and signed by Creditor, and then only to the extent expressly specified therein.

      9.10 Notices. Any notices or other communications required or permitted hereunder shall be deemed sufficiently given on the date sent, if sent by overnight courier, by facsimile with reasonable evidence of receipt, or by certified mail, postage prepaid, addressed as follows:

      Creditor:   Promo Tel, Inc.
                  500 Fifth Avenue, Suite 424
                  New York, NY 10110
                  Fax (212) 944-2829

      Debtor:     TECLink, Inc.
                  700 5. West Street, Suite 201
                  Jackson, MS 39201
                  Fax (601) 354-0124

or to such other address as either Creditor or Debtor may designate by notice to the other.

      9.11 Severability. If any part of any provision contained in this Security Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of said provisions or the remaining provisions.

      9.12 Choice of Law. This Security Agreement shall be governed by and interpreted in accordance with the laws of the State of Mississippi.

      9.13 Descriptive Headings. The descriptive headings of the several articles and sections of this Security Agreement are inserted for convenience only and do not constitute a part of this Security Agreement.

      9.14 Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

      9.15 Entire Agreement. This Security Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereof, are expressly superseded hereby.

      WITNESS the signatures of the parties hereto through their duly authorized officers.

CREDITOR:                                 DEBTOR:

PROMO TEL, INC.                           TECLINK, INC.


By: /s/ Frank Magliato                    By: /s/ William G. Stark

                             AGREEMENT FOR PURCHASE

                               AND SALE OF ASSETS

      THIS AGREEMENT, (the "Agreement') is made and entered into this 23rd day of July, 1996, with an effective date of the transactions as described herein of January 20, 1996 (the "Effective Date"), by and between Promo Tel, Inc., a Nevada corporation ("Promo Tel") and TECLink, Inc., a Nevada corporation ("TECLink").

      WHEREAS, Promo Tel s the owner of certain tangible and intangible property and assets which TECLink desires to purchase or acquire the right to possess and use as of the Effective Date; and

      WHEREAS, Promo Tel is willing to sell to TECLink the property and assets or the right to possess and use portions of the same as of the Effective Date; and

      WHEREAS, the parties desire to enter into this Agreement to act forth the terms and conditions of the transaction:

      NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein IT HAS BEEN AND IT HEREBY IS AGREED as follows:

      1. Definition of Subject Property. The term "Subject Property" as used herein shall mean the property and assets, tangible and intangible, which are listed on Exhibit A hereto.

      2. Sale. Transfer and Assignment of Subject Property.

      (a) As of the Effective Date, Promo Tel hereby sells, assigns, transfers, conveys and delivers to TECLink, and TECLink accepts, all of the right, title and interest in and to the Subject Property listed on Exhibit A.

      (b) Regarding the Subject Property that consists of contracts and licenses, including but not limited to software licenses, whether exclusive or nonexclusive, Promo Tel hereby sells, transfers and assigns and TECLink accepts such contracts and licenses, including but not limited to all of Promo Tel's rights under that certain Distributorship Agreement between Promo Tel and Hughes Network Systems for DirecPC Services and Equipment dated December 12, 1995, (the "Hughes Project").

      (c) Except as set forth in Section 9, TECLink shall assume no liabilities other than:

            (i) the royalties and license obligations as set forth in Section 5 hereof; and

            (ii) trade payables associated with the Subject Property incurred in the normal course of business.

      3. Purchase Price.

      (a) The aggregate purchase price (the "Purchase Price") for the Subject Property is Two Million Four Hundred Fifty-Five Thousand Dollars ($2,455,000). The Purchase Price is to be paid by TECLink to Promo Tel as follows:

            (i) Fifty Thousand Dollars ($50,000) which was paid by TECLink to Promo Tel on the Effective Date, the receipt of which is hereby acknowledged by Promo Tel; and

            (ii) A promissory note (the "Note") payable by TECLink to Promo Tel in the principal amount of Two Million Four Hundred Five Thousand Dollars ($2,405,000) bearing interest and six percent (6%) per annum with payments to be made as follows: one payment of Two Hundred Fifty Thousand Dollars ($250,000) upon completion of the proposed private placement of securities of TECLink with the balance of principal and interest to be paid upon completion of an initial public offering of securities of TECLink; provided, however, if either or both payments have not been made as specified above, then all principal and interest accrued thereon shall be due and payable on June 30, 1997.

      (b) The parties agree that the Purchase Price shall be reduced in the event that any of the Subject Property is missing or inoperable, with such reduction to be made to the principal amount of the Note. The parties agree that the period of evaluation of the Subject Property for the purposes above shall last until September 30, 1996, and that the parties shall negotiate in good faith as to such reductions.

      4. Allocation of Purchase Price. Promo Tel and TECLink agree to report the acquisition and sale of the Subject Property in accordance with Exhibit B hereto in their respective financial records, statements and forms prepared or filed pursuant to reporting requirements under the Internal Revenue code of 1986, as amended.

      5. Royalties and License Fees. TECLink acknowledges that it has been informed that certain of the Subject Property which are license agreements and similar rights of use are subject to rents, royalties or license fees payable to others. TECLink agrees to and assumes the obligation to either: (i) pay these fees; or (ii) reimburse Promo Tel for the payment of these fees, as the case may be.

      6. Representations of Promo Tel. Promo Tel hereby represents and warrants to TECLink that:

      (a) With respect to the Subject Property (other than Subject Property consisting of licenses and/or similar rights of use): (i) it has good and marketable title thereto; and (ii) it has conveyed the Subject Property to TECLink free and clear of all encumbrances as of the Effective Date.

      (b) With respect to the Subject Property which is composed of licenses and/or rights of use: (i) it has the right to possess and use this portion of the Subject Property; and (ii) Promo Tel has assigned to TECLink the legal right to possess this portion of the Subject Property and to use the same in connection with TECLink's business operations as of the Effective Date.

      (c) As of the Effective Date, the Subject Property was in good and workable condition.

      (d) The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of Promo Tel. This Agreement has been duly executed and delivered by Promo Tel and constitutes the valid and binding obligation of Promo Tel enforceable against Promo Tel in accordance with its terms.

      (e) The execution and delivery of this Agreement by Promo Tel and the performance by Promo Tel of its obligations hereunder will not violate or conflict with, or constitute a breach or default under, or result in the creation or imposition of any lien under, (i) the certificate of Incorporation or By-laws of Promo Tel, (ii) any statute, law, regulation or rule applicable to Promo Tel, or (iii) any contract, agreement, lease, mortgage, judgment, order, decree or other instrument to which Promo Tel is a party or by which Promo Tel is bound.

      7. Security Interest in Subject Property. Promo Tel shall have a Security Interest in the Subject Property to secure payment of the Purchase Price and TECLink agrees to execute a Security Agreement and execute filing statements under the Uniform Commercial Code sufficient to perfect a security interest in favor of Promo Tel in the Subject Property.

      8. Documentation. Promo Tel shall deliver to TECLink a Bill of Sale, Assignment and Assumption Agreement effective as of the Effective Date conveying good and marketable title to the Subject

Property and assigning and conveying all contracts, licenses and other rights of use which are Subject Property, all of the foregoing free and clear of all liens and encumbrances.

      9. Indemnification. The parties agree that the following indemnification provisions shall apply:

      (a) Promo Tel shall defend, indemnify and hold TECLink and any of its affiliates, directors, officers, employees, or representatives harmless from, against and in respect of any and all claims, demands, lawsuits, proceeding, losses, assessments, fines, penalties, administrative orders, obligations, costs, expenses, liabilities and damages, including interest, penalties and reasonable attorney's fees (all of the foregoing hereinafter referred to collectively as ("Claims"), which arise, result from or are related to Promo Tel's breach of, or failure to perform, any of its representations, warranties, covenants, commitments, agreements or obligations under this Agreement or in any writing, certificate, exhibit, schedule, statement, list, report, instrument, or other document furnished or delivered to TECLink in connection with this Agreement (including, without limitation, any misrepresentation in, or omission from, this Agreement or any writing, certificate, exhibit, schedule, statement, list or report to TECLink in connection with this Agreement.

      (b) TECLink shall defend, indemnify and hold Promo Tel and any of its affiliates, directors, officers, employees, or representatives harmless from, against and in respect of any and ail claims, demands, lawsuits, proceeding, losses, assessments, fines, penalties, administrative orders, obligations, costs, expenses, liabilities and damages, including interest, penalties and reasonable attorney's fees (all of the foregoing hereinafter referred to collectively as ("Claims"), which arise, result from or are related to Promo Tel's breach of, or failure to perform, any of its representations, warranties, covenants, commitments, Agreements or obligations under this Agreement or in any writing, certificate, exhibit, schedule, statement, list, report, instrument, or other document furnished or delivered to Promo Tel in connection with this Agreement (including, without limitation, any misrepresentation in, or omission from, this Agreement or any writing, certificate, exhibit, schedule, statement, list or report to Promo Tel in connection with this Agreement;

      (c) Promo Tel shall indemnify and hold TECLink and any of its affiliates, directors, officers, employees, or representatives harmless from all Claims associated with the Subject Property incurred or relating to periods prior to the Effective Date and TECLink shall indemnify and hold Promo Tel and any of its affiliates, directors, officers, employees, or representatives harmless from all Claims associated with the Subject Property incurred or relating to periods after the Effective Date.

      (d) Promo Tel and TECLink each acknowledge existence of the Claims against each of the parties (as defendants) made by Heritage Graphics, Inc. ("Heritage") in a suit filed by Heritage in the Circuit Court of Hinds County, Mississippi, styled Heritage Graphics, Inc. vs. Telephone Electronics Corporation, d/b/a TECLink, Promo Tel, Inc. and TECLink, Inc. (the "Heritage Case"). The parties agree that each has conducted its own investigation of such claim. Notwithstanding any provision to the contrary herein, Promo Tel agrees to indemnify and hold TECLink and any of its affiliates, directors, officers, employees, or representatives harmless from all Claims associated with the Heritage Case which accrued prior to January 20, 1996, and TECLink agrees to indemnify and hold Promo Tel and any of its affiliates, directors, officers, employees, or representatives harmless from all claims associated with the Heritage Case which accrued subsequent to January 20, 1996.

      10. Arbitration. Promo Tel and TECLink each agree to provide the other with written notice of any claimed breach of the Agreement. The party receiving the notice of alleged breach shall have thirty (30) days to cure the breach. If after thirty (30) days no resolution has been achieved, the involved parties shall arbitrate the dispute in Jackson, Mississippi utilizing the services and Rules and Regulation of the American Arbitration Association.

      11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt if delivered personally, by telex or facsimile, with reasonable evidence of receipt the next day if by express mail, or five days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice provided that such notice shall be effective only upon receipt thereof):

      In the case of Promo Tel:

      Promo Tel, Inc.
      500 Fifth Avenue
      Suite #424
      New York, New York 10110
      FAX:  (212) 944-8888
      ATTN.: Frank Magliato

      and in the case of TECLink:

      TECLink, Inc.
      700 S. West Street
      Suite 220
      Jackson, Mississippi 39201
      FAX: (601) 354-0124
      ATTN:. William G. Stark

Any party may at any time direct in writing that all communications or particular communications or particular types of communications be delivered to a different address or addressee other than those specified herein by notifying the other party in the manner prescribed herein for the giving of notice.

      12. Benefit. This Agreement shall be binding upon the parties and their respective successors, assigns and legal representatives.

      13. Assignment. Neither the Agreement nor any rights therein may be assigned by either party without the prior written consent of the other party; which consent shall not be unreasonably withheld. Any such attempted assignment without such consent shall be void.

      14. Entirety and Amendments. The Agreement constitutes the entire agreement and understanding of the parties. The Agreement may only be amended in writing executed by the parties.

      15. Law. The Agreement shall be governed by and construed under the laws of Mississippi.

      16. Further Assurances. Each of the parties shall execute and deliver, at its own expense, such further instruments of transfer and conveyance, documents and certificates as may be reasonably required for it to consummate all of the matters contemplated by this Agreement.

      17. Hughes Proportional Payment. The parties agree that for each item of the Subject Property sold out of Purchaser's inventory which is related to the Hughes Project, the Purchaser shall remit to Seller fifty three percent (53%) of the amount collected from such sale within thirty (30) days of Purchaser's receipt thereof, up to a total of Two Hundred Eighty Five Thousand Dollars ($285,000).

      IN WITNESS THEREOF, the parties have duly executed this Agreement as of the date first written above.

Promo Tel, Inc.

By: /s/ Frank Magliato
    ----------------------

Name: Frank Magliato

Title: President

TECLink, Inc.

By: /s/ William G. Stark
    ------------------------

Name: William G. Stark

Title: President

                                    EXHIBIT A

                                SUBJECT PROPERTY

      Certain assets being utilized, or capable of being utilized, in the Internet access business consisting of all of Promo Tel's right, title and interest in the following property made a part hereof to the following:

      (1) U.S. Trademark Application (Serial Number 75/004054) relating to the name "TECLink".

      (2) Assets described on Schedule A attached hereto and made a part hereof and all of Promo Tel's rights under that certain Distributorship Agreement between Promo Tel and Hughes Network Systems for DirecPC Services and Equipment dated December 12, 1995.

      (3)   Customer lists.

      (4) Contract right to purchase MCI services which were transferred to Promo Tel by Telephone Electronics Corporation ("TEC") pursuant to that certain Asset Purchase Agreement between such parties dated as of May 1, 1996, provided under TEC's MCI Carrier Contract (the "MCI Contract"). Promo Tel shall cause TEC to designated TECLink as an "affiliate" under the MCI Contract, provided however, that TECLink shall comply with all the terms and conditions of such contract and the rules and procedures set forth by TEC's MCI Contract administrator. This right shall terminate upon expiration of the MCI Contract. TEC shall have the right, in its sole discretion, to modify or terminate the MCI Contract in its entirety.

                                    EXHIBIT B

                          ALLOCATION OF PURCHASE PRICE

                                  TECLink, Inc.
                Schedule Of Assets Purchased from Promo Tel, Inc.
                                    20-Jan-96

G/L #  Date      Vendor                     Description                         Location                    Amount        Totals
------------------------------------------------------------------------------------------------------------------------------------
12000  10/10/95  Access Graphics            12 Mac Netscape Lin                 700 S West St                   317.05
12000  12/4/95   Access Graphics            76 PC Netscape Lin                  700 S West St                 1,918.36
12000  1/3/96    Netscape                   10,000 Copies by Contract           700 S West St                92,000.00
12000  8/22/95   Hughes                     20 DirecPC Kits                     700 S West St                31,070.80
12000  9/18/95   Hughes                     DirecPC Access Cards                700 S West St                 7,620.36
12000  12/21/95  Access Graphics            Navigator 1.2 Win, Media Only       700 S West St                 1,359.85
12000  9/29/95   Access Graphics            Netscape Diskettes (58 Units)       700 S West St                 1,403.94
12000  12/18/95  Access Graphics            Software- Navigator                 700 S West St                 1,361.27
12000  5/31/96   Hughes                     DirecPC Kits                        Warehouse                   535,000.00

                                            Total Inventory                                                              672,051.63

15000  1/11/96   Tech Data                  3 EXB 8205 XL 8 MM 5GB 7GB          OSCAR                         4,470.00
15000  11/24/95  Insight                    4300 Micropolis API/ Wide
                                              SCSI Bare Kit                     FELIX                         1,389.00
15000  11/10/95  Insight Computers          DAT Tapes - 4300 MB MICROPOLIS      FELIX                         1,965.00
15000  9/8/95    Microage                   SparcServer 1000E - Printer
                                              Server FELIX                      FELIX                        84,156.57

                                            Total Servers                                                                 91,980.57

15001  12/1/95   UUNET                      1 Cisco 2501 Routers                Monroe                        1,621.20
15001  12/1/95   UUNET                      1 Cisco 2501 Routers & 7 DSERV      I DSERV Monroe               16,173.65
15001  1/13/96   The Cabling Company        8 Port Ethernet Hub                                                 374.50
15001  12/20/95  Anixter Brothers           DSU, CSU & SYSIV 2 16 Port
                                              Total Controls                    Oxford (Dallas, Monroe)      20,952.78
15001  1/11/96   Tech Data                  1 Fast Etherlink PC-1 & 47ONS
                                              8 Chip Gold                                                       670.00
15001  12/8/95   Anixter Brothers           Routers                             Oxford                          672.50
15001  1/1/96    Progressive Technologies   2 551-ESF CSU With Cables                                         2,232.00
15001  12/8/95   Anixter Brothers           Routers                             Oxford                          509.48
15001  10/17/95  UUNET                      Cisco Routers                                                     4,863.60

                                            Total Routers                                                                 48,069.71

15002  8/16/95   US Robotics                1 48 Port Total Control             700 S West St                52,999.74
15002  11/21/95  US Robotics                2 48 Port Total Controls            Oxford                       80,528.64
15002                                       2 48 Port Total Controls            Adj to Original Schedule    (81,090.24)
15002  11/24/95  US Robotics                4 48 Port Total Controls            Oxford                      161,272.93
15002  12/27/95  US Robotics                6 48 Port Total Controls            700 S West St               243,272.32
15002                                       2 16 Port Total Controls            Adj to Original Schedule    (35,333.12)

                                            Total Total Controls                                                         421,650.27

15005  9/15/95   Robert Anderson            DS-1 Channel Bank-700SW Street      700 S West St                 2,500.00
15005  12/1/95   Tech Data Corporation      Interconnect Cables                 700 S West St                 4,893.85
15005  1/6/95    Progressive Technologies   Interconnect Cables                 700 S West St                 2,166.00
15005  11/8/95   Tech Data Corporation      Interconnect Cables-700 SW Street   700 S West St                 8,389.06
15005  11/17/95  Progressive Technologies   Interconnect Cables-700 SW Street   700 S West St                 2,112.00
15005  11/6/95   Tech Data Corporation      Interconnect Cables-700 SW Street   700 S West St                   435.50
15005  10/9/95   C & L Communications       LGS Clam Package                    700 S West St                 4,869.71
15005  6/9/95    Anderson, Ron              Satellite Equipment Misc            700 S West St                 2,868.02
15005  11/30/95  US Robotics                Total Control - Fans - TecLink      Oxford                        2,021.60

                                            Total Other Communications Equipment                                          30,255.74

15100  12/1/95   Pilner Office Supply, Inc. Furniture                           Oxford                        1,597.95
15100                                       Lockers                             Operator Center               2,749.75
15100  1/25/95   Kelly's Office Furniture   Office Furniture                                                  1,581.46
15100  7/13/95   Frank Venturi Carpets      Various Furniture - @ Highway 80    Storage                       1,410.80
15100  8/17/95   Kelly's Office Furniture   Various Furniture - Highway 80      Storage                       1,107.45
15100  7/1/95    Kelly's Office Furniture   Various Furniture- Office Furniture Storage                       6,075.46

                                            Total Office Furniture                                                        14,522.87

15101  10/30/95  Heritage Graphics          1 PowerMac 8500 & 2 PowerBook 5300s 700 S West St                14,507.98
15101  5/26/95   Sam's Wholesale            7 Pentium 90 computers & 5 Modems   700 S West St                17,144.61
15101                                       COMPUTER DELL P90 SET-UP*           700 S West St                 2,154.50
15101                                       COMPUTER DELL P90 SET-UP*           700 S West St                 2,154.50
15101  10/13/95  Heritage Graphics          NEC INTERFACE & NEC PORTABLE CD ROM Cold Room                     1,225.88
15101  10113/95  Insight                    5 P120 CONFIGURED SYSTEMS           700 S West St                21,379.00
15101  1211/95   Heritage Graphics          PowerBook 5300 & accessories        700 S West St                 3,135.80
15101                                       PRINTER, OTC W/PEDESTAL             700 S West St                 1,328.17
15101  5/16/95   Anderson, Ron              Cybermax - Executive Max P120
                                              Computer Package                  700 S West St                 3,333.00
15101  6/14/95   Anderson, Ron              Gateway 2000 Pentium                Tech Room                     2,411.00
15101  7/24/95   Anderson, Ron              HP DeskJet 1200C & HP ScanJet       DeskJet Stolen,
                                                                                  Scanjet A1 A                2,519.94
15101  5/12/95   Anderson, Ron - Sam's      Pentium 90 System                   700 S West St                 2,726.36

                               TECLink, Inc.
             Schedule Of Assets Purchased from Promo Tel, Inc.
                                 20-Jan-96

G/L #  Date      Vendor                     Description                         Location                    Amount        Totals
------------------------------------------------------------------------------------------------------------------------------------
                                            Total Office Computer Equipment                                               74,020,74

15102                                       Telephone System-Intercall Keyset
                                              50 Stations                       700 S West St                15,000.00
15102                                       TIME CLOCK                          700 S West St                 1,431.95

                                            Total Office Equipment                                                        16,431.95

15103  1/3/96    Netscape                   Netscape Server Software            700 S West St                 5,003.00
15103  12/1/95   Heritage Graphics          Virtual Web Page Software-
                                              Banking Industry                  700 S West St                 4,023.20
15103  8/18/95   UUNET                      Software - System Network Services  700 S West St                 2,920.00
15103                                       TECDirect Plug-n-Play Software      700 S West St               212,482.98

                                            Total Software >= $1,000                                                     224,429.18

17200  5/31/96   Ron Anderson               Patents on Software                                             425,000.00

                                            Total Patents & Trademarks                                                   425,000.00

18000  1/20/96   Customer Base              Customer Base as of 1/20/96         1371 Customers @ $400       548,400.00
18000            Intersys Technologies      Less: Original customer base                                    (29,400.00)
18000                                       Additional Goodwill-for Rounding
                                              purposes                                                        1,927.36
18000            Intersys Technologies      Original Assets Purchased by TEC
                                              from Intersys                                                 116,500.00

                                            Total Goodwill                                                               637,427.36

20000                                       Accounts Payable Netscape                                       (92,000.00)
20000                                       Accounts Payable US Robotics                                   (162,181.55)

                                            Total Accounts Payable                                                      (254,181.55)

                                            BALANCE SHEET EFFECT                                                       2,401.658.47

64000                                       Boards, Cork - 8                    700 S West St                    95.01
64000                                       Boards, White - 13                  700 S West St                   670.05
64000                                       Heater, Small - 3                   700 S West St                    35.87
64000                                       Paper Cutter                        700 S West St                    50.00
64000  12/18/95  Heritage Graphics          Stationery                          700 S West St                 1,653.47
64000                                       Stapler, Heavy-Duty                                                  25.00

                                            Total Office Supplies                                                          2,529.40

64020  12/8/95   Jim Hill Exp - Sams Club   CD-ROM Drive                        Oxford                          533.93
64020  12/1/95   Heritage Graphics          Ethermac PC Card                    700 S West St                   433.09
64020  1/23/96   Jim Hill                   Router Cables For Jackson           700 S West St                   248.80
64020  1/23/96   Jim Hill                   Router Cables For Oxford                                            123.41
64020  1/8/96    Graybar                    STM-8 Siemon Co, 4pr Cable Tester   700 S West St                   213.35
64020  5/12195   Sams                       Uninterruptable Power Supply        700 S West St                   245.03

                                            Total Computer Supplies                                                        1,795.61

64200  8/30/95   RA Software City           Norton Utilities, AntiVirus         700 S West St                   133.92
64200  11/22/95  Access Graphics            Tech Software For Switch            700 S West St                   471.95
64200  11/30/95  Access Graphics            Tech Software For Switch            700 S West St                   124.75

                                            Total Software < $1,000                                                          730.62

64300                                       CALCULATOR, CANON -6                700 S West St                   117.79
64300                                       CALCULATOR, SHARP -7                700 S West St                   161.92
64300                                       CALCULATOR, TEXAS INS               700 S West St                    27.50
64300                                       CALCULATOR, TI                      700 S West St                    30.30
64300                                       CALCULATOR, VICTOR -3               700 S West St                    64.29
64300                                       CAMERA, SURVEILLANCE                700 S West St                    44.52
64300                                       CAMERA, SURVEILLANCE                700 S West St                    44.52
64300                                       CART                                TECH ROOM                       147.34
64300                                       COPIER, SAVIN                       700 S West St                   997.33
64300  8/11195   RA Office Depot            FAX MACHINE                         JACKSON, MS                     536.87
64300  11/18195  Signature Financial        Fax Machine - Dallas                                                757.74
64300                                       FAX MACHINE, CANON                  ACCOUNTING                      350.00
64300  10/7/95   RA Office Depot            Fax Machine, Hewlett Packard        JACKSON, MS                     690.92
64300                                       FAX MACHINE, PANASONIC              EXECUTIVE OFFICE                250.00
64300                                       FAX MACHINE, PANASONIC              RECEPTION/EXECUTIVE             350.00
64300                                       PROJECTOR, OVERHEAD                 Conference Room                 146.73
64300                                       SCREEN, OVERHEAD PROJECTOR          TRAINING ROOM                    50.00
64300                                       TIME CLOCK, LATHEM                  700 S West St                   150.00
64300                                       TYPEWRITER, BROTHER                 700 S West St                   100.00

                               TECLink, Inc.
             Schedule Of Assets Purchased from Promo Tel, Inc.
                                 20-Jan-96

G/L #  Date      Vendor                     Description                         Location                    Amount        Totals
------------------------------------------------------------------------------------------------------------------------------------
64300                                       TYPEWRITER, SMITH CORONA            700 S West St                   100.00

                                            Total Office Equipment < $1,000                                                5,117.77

64310                                       CPU M SOUTH UNIT(REN)486            CUSTOMER SERVICE                250.00
64310                                       CPU M SOUTH UNIT 386                RECEPTION, EXECUTIVE            250.00
64310                                       CPU M SOUTH UNIT(STIMPY)486         OC OFF 8                        250.00
64310                                       CPU, MITSUBA 286                    CUSTOMER SERVICE                250.00
64310                                       CPU, MITSUBA 286                    OPERATOR CENTER                 250.00
64310                                       KEYBOARD, COMPUADD MTV              CYBERLOG ROOM                    35.00
64310                                       KEYBOARD, EDM                       TECH ROOM                        35.00
64310                                       KEYBOARD, FPC                       CUSTOMER SERVICE                 35.00
64310                                       KEYBOARD, FPC                       OPERATOR CENTER                  35.00
64310                                       KEYBOARD, FPC                       OPERATOR CENTER                  35.00
64310                                       KEYBOARD, FPC                       OPERATOR CENTER                  35.00
64310                                       KEYBOARD, KEYTRONIC                 OP SUPV                          35.00
64310                                       KEYBOARD, KEYTRONIC                 Personnel                        35.00
64310                                       KEYBOARD, KEYTRONIC                 RECEPTION, EXECUTIVE             35.00
64310  8/1/95    RA Office Depot            Modem & Various                     JACKSON, MS                     288.89
64310                                       MODEM, PRACTICAL                    RECEPTION, EXECUTIVE            100.00
64310                                       MONITOR, COMPAQ VGA                 RECEPTION/EXECUTIVE             200.00
64310                                       MONITOR, HENNESSY VGA               EXECUTIVE/SECRETARY             200.00
64310                                       MONITOR, HENNESSY VGA               OC OFF S                        200.00
64310                                       MONITOR, HENNESSY VGA               OC POS 43                       200.00
64310                                       MONITOR, HENNESSY VGA               RECEPTION/DOWN                  200.00
64310                                       MONITOR, NEC MULTISYNC              OC SUPV                         200.00
64310                                       MONITOR, NEC MULTISYNC              OC SUPV                         200.00
64310  7/16/95   RA Office Depot            Printer, Citizen Portable           JACKSON, MS                     342.39
64310                                       PRINTER, EPSON                      OC OFF 2                        125.00
64310                                       PRINTER, EPSON                      OC OFF 3                        125.00
64310                                       PRINTER, HEWLETT PACKARD            Personnel                       200.00
64310                                       PRINTER, HEWLETT PACKARD
                                              LASERJET III                      OC SUPV                         600.00
64310                                       PRINTER, NEC                        MARKETING                       125.00

                                            Total Computer Equipment < $1,000                                              4,871.28

64350                                       BOOKCASE, 2 SHELF METAL - 10        Various                         573.90
64350                                       BOOKCASE, 3 SHELF METAL - 2         Various                         148.47
64350                                       BOOKCASE, 4 SHELF METAL             OC/LAURA DAVIS                   88.12
64350                                       BOOKCASE, 4 SHELF WOOD - 3          Various                         227.25
64350                                       BOOKCASE, LIGHT OAK - 3             700 S West St                   334.65
64350                                       CABINET, STOCK                      OC/SUPPLY CLOSET                120.59
64350                                       CHAIR, ARM SIDE - 48                Various                       4,089.70
64350                                       CHAIR, EXECUTIVE - 8                Various                         962.52
64350                                       CHAIR, HIGH BACK EXECUTIVE - 10     700 S West St                   929.70
64350                                       CHAIR, KITCHEN (15)                 KITCHEN/LOUNGE                  149.59
64350                                       CHAIR, ROLLING TALL                 OPERATOR CENTER                 100.76
64350                                       CHAIR, SECRETARIAL - 55             700 S West St                 6,013.46
64350                                       CHAIR, SIDE TAN CLOTH               EXECUTIVE OFFICE                148.28
64350                                       CHAIR, STUFFED                      EXECUTIVE/OFFICE                 85.74
64350                                       CHAIR, STUFFED                      EXECUTIVE/OFFICE                 85.74
64350                                       CHAIR, STUFFED SWIVEL               700 S West St                   128.99
64350                                       CHAIR, VINYL COVERED                KITCHEN/LOUNGE                   75.75
64350                                       CHAIR, VINYL COVERED                KITCHEN/LOUNGE                   75.75
64350                                       CREDENZA, WOOD - 5                  Various                         721.36
64350                                       DESK, WOODEN 5 DRAWER               OC/LAURA DAVIS                  200.00
64350                                       DESK, WOOD - 4                      Various                         728.92
64350                                       DISHWASHER, GE                      KITCHEN/LOUNGE                  115.00
64350                                       FILE, 2 DRAWER - 27                 Various                       3,674.32
64350                                       FILE, 4 DRAWER                      OC OFF 6                        150.00
64350                                       FILE, 4 DRAWER                      OC OFF 6                         74.51
64350                                       FILE, 4 DRAWER                      OC/LAURA DAVIS                   74.51
64350                                       FILE, LATERAL 2 DRAWER - 10         Various                       2,111.55
64350                                       FILE, LATERAL 4 DRAWER - 5          700 S West St                 2,305.57
64350                                       LADDER, WOODEN                      CYBERLOG ROOM                    75.00
64350                                       LAMP, BLACK                         EXECUTIVE, OFFICE                50.00
64350                                       LOCK, KEYMASTER                     EXECUTIVE/RECEPTION             200.00
64350                                       MAIL BOX                            RECEPTION/DOWN                   15.00
64350                                       MICROWAVE, SHARP                    KITCHEN/LOUNGE                  181.89

                               TECLink, Inc.
             Schedule Of Assets Purchased from Promo Tel, Inc.
                                 20-Jan-96

G/L #  Date      Vendor                     Description                         Location                    Amount        Totals
------------------------------------------------------------------------------------------------------------------------------------
64350                                       OPENER, CAN                         KITCHEN/LOUNGE                   10.00
64350                                       Pictures, Paintings - Various       Various                         450.00
64350                                       RACK, TAPE STORAGE                  TECH ROOM                       252.26
64350                                       REFRIGERATOR                        KITCHEN/LOUNGE                  300.00
64350                                       REFRIGERATOR, MINI                  EXECUTIVE/SECRETARY              75.00
64350                                       STAND, PRINTER WOOD                 OC OFF 7                         35.00
64350                                       STOVE, GENERAL ELECTRIC             KITCHEN/LOUNGE                  250.00
64350                                       TABLE, CARD BROWN                   ELEVATOR CLOSET                  25.00
64350                                       TABLE, CONFERENCE 10'               Conference Room                 300.00
64350                                       TABLE, CONFERENCE 12'               TRAINING ROOM                   375.00
64350                                       TABLE, CONFERENCE 12'               TRAINING ROOM                   325.00
64350                                       TABLE, FOLDING 5' WHITE             ACCT/SALLY INMAN                 20.00
64350                                       TABLE, FOLDING 6' BROWN             CYBERLOG ROOM                    20.00
64350                                       TABLE, FOLDING 6' BROWN             TECH ROOM                        20.00
64350                                       TABLE, FOLDING 8' BROWN             STAIRWELL                        20.00
64350                                       TABLE, FOLDING 8' BROWN             STAIRWELL                        20.00
64350                                       TABLE, FOLDING 9' BROWN             ELEVATOR CLOSET                  20.00
64350                                       TABLE, FOLDING 9' BROWN             STAIRWELL                        20.00
64350                                       TABLE, ROUND                        Conference Room                  20.00
64350                                       TABLE, SMALL - 9                    Various                         675.00
64350                                       TABLE/DESK -12                      Various                       1,500.00
64350                                       TABLES, ROUND SIX                   KITCHEN/LOUNGE                  150.00
64350                                       TOASTER                             KITCHEN/LOUNGE                      --
64350                                       WORKSTATION, ADJUSTABLE - 48        Various                       8,400.00

                                            Total Office Furnishings < $1,000                                             38,296.85
                                                                                                          --------------------------
                                                                                                          2,455,000.00 2,455,000.00
                                                                                                          ==========================

                               TECLink, Inc.

            Journal Entry Required to Record Purchase of Assets
                           from Promo Tel, Inc.

                               As of 1/20/96
                      For the Accounting Period 1/96

12000       Inventory                                     672,051.63
15000       Servers                                        91,980.57
15001       Routers                                        48,069.71
15002       Total Controls                                421,650.27
15005       Other Communications Equipment                 30,255.74
15100       Office Furniture                               14,522.87
15101       Office Computer Equipment                      74,020.74
15102       Office Equipment                               16,431.95
15103       Software > =1,000                             224,429.18
17200       Patents                                       425,000.00
18000       Goodwill                                      637,427.36
20000       Accounts Payable                            (254,181.55)
25000       Current Portion Notes Payable             (2,455,000.00)
64000       Office Supplies Expense                         2,529.40
64020       Computer Supplies Expense                       1,795.61
64200       Software <= $1,000 Expense                        730.62
64300       Office Equipment Expense                        5,117.77
64310       Computer Equipment Expense                      4,871.28
64350       Office Furnishings Expense                     38,296.85

            Net                                                 0.00

Reconciliation to Assets Purchased by Promo Tel from TEC

Original Assets Purchased                                           1,667,216.97

Add: Additional Assets Purchased
     Intellectual Property purchased by
       Promo Tel from Ron Anderson              425,000.00
     Additional DirecPC Kits purchased by
       Promo Tel from Hughes                    535,000.00
                                                                      960,000.00

Less:     Assets Not Purchased

Date        Vendor                        Description                                    Location               Amount
------------------------------------------------------------------------------------------------------------------------------------
            Unidentified Equipment
------------------------------------------------------------------------------------------------------------------------------------
                                          CONCENTRATOR, LATTISNET                        TECH ROOM            1,515.30
                                          CONCENTRATOR, LATTISNET                        TECH ROOM            1,354.59
10/17/95    RA CompUSA                    Miscellaneous                                  ADDISON, TX          1,943.03
8/4/95      RA Insight Direct             No Detail - Misc Equipment                     TEMPE, AZ            4,551.00
8/14/95     Signature Financial           COPIER AND COMPUTER EQUIPMENT - DALLAS         DALLAS, TX           3,873.04
                                          CONCENTRATOR, SYNOPTICS                        ELEVATOR CLOSET      2,604.80
8/1/95                                    SOLONET EQUIPMENT                              PALM BAY, FL         2,865.00
------------------------------------------------------------------------------------------------------------------------------------
            Equipment Stolen from Phoenix office
------------------------------------------------------------------------------------------------------------------------------------
10/13/95    Heritage Graphics             POWERMAC                                       JACKSON, MS         20,664.68
9/20/95     Heritage Graphics             POWERMAC SET-UP                                JACKSON, MS          6,712.96
8/14/95     Anderson, Ron                 INSIGHT - P120 CONFIGURED SYSTEM               TEMPE, AZ            4,949.00
8/14/95     Anderson, Ron                 INSIGHT - P120 CONFIGURED SYSTEM               TEMPE, AZ            4,610.00
10/27/95    Anderson Data Projections     EZShow 840 Data/Video & Dukane O/H Projector   HOUSTON, TX          3,410.00
------------------------------------------------------------------------------------------------------------------------------------
            Unauthorized Software
------------------------------------------------------------------------------------------------------------------------------------
10/15/95    Heritage Graphics             Development/Software & Sales/Marketing         Mac Software        12,840.00
10/31/95    Heritage Graphics             Development/Software & Sales/Marketing         Mac Software        12,840.00
11/30/95    Heritage Graphics             Development/Software & Sales/Marketing         Mac Software        12,840.00
12/15/95    Heritage Graphics             Development/Software & Sales/Marketing         Mac Software        12,640.00
11/5/95     Heritage Graphics             Development/Software & Sales/Marketing         Mac Software           588.50
12/1/95     Heritage Graphics             Software Development Installer Package         Mac Software        37,450,00
------------------------------------------------------------------------------------------------------------------------------------
            Asynchronous Technologies, Inc. Assets
------------------------------------------------------------------------------------------------------------------------------------
1/18/96     Insight                       7 Adapted Busmaster Kits & 7 2 MB VRam                               4,193.00
------------------------------------------------------------------------------------------------------------------------------------
            Operating Expenses
------------------------------------------------------------------------------------------------------------------------------------
12/21/95    University Business Center    Deposit                                                               650.00
10/9/95     B. Vanderford Electric        Electrical Work                                700 South West St.   1,338.30
12/31/95    Heritage Graphics             Heritage Development Software                  Marketing Expense      240.75
12/31/95    Heritage Graphics             Heritage Development Software                  Oxford Advertising     749.00
1/1/96      University Business Center    Install Phone System                                                  832.53
7/31/95     Ron Anderson Exp              Unidentified                                   700 South West St    1,826.89
9/6/95      RA Office Depot               Miscellaneous                                  JACKSON, MS            492.13
9/11/95     RA Office Depot               Miscellaneous                                  JACKSON, MS            806.21
10/7/95     RA Office Depot               Miscellaneous                                  JACKSON, MS            176.27
10/23/95    RA Pinnacle Micro             Miscellaneous                                  IRVINE, CA             214.00
12/24/95    RA Computer City              Miscellaneous                                  HOUSTON, TX             59.21
10/6/95     Microage                      Miscellaneous Equipment                        700 South West St.     684.80
9/16/95     RA                            Mounting Hardware                              UNKNOWN                522.17
9/22/95     RA Motorola                   Phone Equipment                                CHICAGO, IL            281.62
7/22195     RA CompUSA                    Various Equipment                              SCOTTSDALE, AZ         846.41
12/2/95     Plumb Line                    Work at Oxford site                                                 7,713.14
12/7/95     Rowland Heat & Air            Work at Oxford site                                                 4,066.00
                                                                                                                        (174,144.33)

                                          Total Assets Purchased by TECLink from Promo Tel                             2,453,072.64
                                                                                                                       ============


                                   Page 1 of 1